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                                                                    EXHIBIT 23-1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56333 on Form S-3 of Michigan Consolidated Gas Company, of our report dated March 13, 2001, appearing in this Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Detroit, Michigan
March 13, 2001